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                                                                    EXHIBIT 10.7

                     PRIVATE EQUITY LINE OF CREDIT AGREEMENT

                                     BETWEEN

                          SPLENDID ROCK HOLDINGS, LTD.

                                       AND

                               PET QUARTERS, INC.


         PRIVATE EQUITY LINE OF CREDIT AGREEMENT dated as of March 15, 2000 (the "Agreement"), between Splendid Rock Holdings, Ltd., a British Virgin Islands corporation (the "Investor") and Pet Quarters, Inc., a corporation organized and existing under the laws of the State of Arkansas (the "Company").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Investor from time to time as provided herein, and Investor shall purchase, up to between $10,000,000 and $25,000,000 (the "Aggregate Purchase Amount") of the Common Stock (as defined below); and

         WHEREAS, such investments will be made by the Investor as statutory underwriter of a registered indirect primary offering of such Common Stock by the Company.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Section 1.1 "Bid Price" shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market on the date in question.

         Section 1.2 "Capital Shares" shall mean the, Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

         Section 1.3 "Capital Shares Equivalents" shall mean any securities, rights, or obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

         Section 1.4 "Closing" shall mean one of the closings of a purchase and sale of the Common Stock pursuant to Section 2.3.



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         Section 1.5 "Closing Date" shall mean, with respect to a Closing, the fifth Trading Day following the end of the Valuation Period related to such Closing, provided all conditions to such Closing have been satisfied on or before such Trading Day.

         Section 1.6 "Commitment Amount" shall mean the dollar amount which the Investor has agreed to provide to the Company in order to purchase Put Shares pursuant to the terms and conditions of this Agreement and which shall be fixed by the Company as set forth in Section 2.1(b).

         Section 1.7 "Commitment Period" shall mean the period commencing on the Effective Date and expiring on the earliest to occur of (x) the date on which the Investor shall have purchased Put Shares pursuant to this Agreement for gross proceeds to the Company equal to the Commitment Amount, (y) the date this Agreement is terminated pursuant to Section 2.4, or (z) the date occurring thirty (30) months from the date of commencement of the Commitment Period.

         Section 1.8 "Common Stock" shall mean the Company's common stock, par value $.001 per share.

         Section 1.9 "Condition Satisfaction Date" shall have the meaning set forth in Section 7.2.

         Section 1.10 "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the sale by the Company and resale by the Investor of the Registrable Securities as set forth in
Section 7.2(f).

         Section 1.11 "Escrow Agent" shall mean the escrow agent designated in the Escrow Agreement.

         Section 1.12 "Escrow Agreement" shall mean the escrow agreement in the form attached hereto as Exhibit A.

         Section 1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         Section 1.14 "Investment Amount" shall mean the dollar amount to be invested by the Investor to purchase Put Shares with respect to any Put Date as notified by the Company to the Investor, all in accordance with Section 2.2 hereof.

         Section 1.15 "Market Price" on any given date shall mean the average of the six (6) lowest Bid Prices (as reported by Bloomberg L.P.) of the Common Stock on any Trading Day during the Valuation Period relating to such date.

         Section 1.16 "Material Adverse Effect" shall mean any effect on the business, Bid Price, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any



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condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Registration Rights Agreement or the Escrow Agreement in any material respect.

         Section 1.17 "Maximum Put Amount" shall mean, as of any Put Date, four and one eighth percent (4.125%) of the value weighted average price of the Common Stock for the three (3) month period prior to the Put Date multiplied by the total trading volume for the three (3) month period prior to the Put Date, each as reported by Bloomberg, LP.

         Section 1.18 "NASD" shall mean the National Association of Securities Dealers, Inc.

         Section 1.19 "Outstanding" when used with reference to shares of Common Stock or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

         Section 1.20 "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Section 1.21 "Principal Market" shall mean the NASDAQ National Market, the NASDAQ SmallCap Market, the American Stock Exchange, the New York Stock Exchange or the OTC Bulletin Board whichever is at the time the principal trading exchange or market for the Common Stock.

         Section 1.22 "Purchase Price" shall mean with respect to Put Shares, eighty-five percent (85%) (the "Purchase Price Percentage") of the Market Price during the Valuation Period related to a Put (or such other date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement).

         Section 1.23 "Put" shall mean each occasion the Company elects to exercise its right to tender a Put Notice requiring the Investor to purchase shares of the Company's Common Stock, subject to the terms of this Agreement.

         Section 1.24 "Put Date" shall mean the Trading Day during the Commitment Period that a Put Notice to sell Common Stock to the Investor is deemed delivered pursuant to Section 2.2(b) hereof.

         Section 1.25 "Put Notice" shall mean a written notice to the Investor setting forth the Investment Amount that the Company intends to sell to the Investor in the form attached hereto as Exhibit B.



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         Section 1.26 "Put Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to a Put that has occurred or may occur in accordance with the terms and conditions of this Agreement.

         Section 1.27 "Registrable Securities" shall mean the Put Shares and the Warrant Shares until (i) all Put Shares and Warrant Shares have been disposed of pursuant to the Registration Statement, (ii) all Put Shares and Warrant Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all Put Shares and Warrant Shares have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, all Put Shares and Warrant Shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

         Section 1.28 "Registration Rights Agreement" shall mean the agreement regarding the filing of the Registration Statement for the sale and resale of the Registrable Securities annexed hereto as Exhibit C.

         Section 1.29 "Registration Statement" shall mean a registration statement on Form S-1 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC, such as Form S-3 or SB-2, for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Investor of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement, and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

         Section 1.30 "SEC" shall mean the Securities and Exchange Commission.

         Section 1.31 "Securities Act" shall mean the Securities Act of 1933, as amended.

         Section 1.32 "SEC Documents" shall mean the Company's latest Form 10 or 10-SB, Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 1O-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

         Section 1.33 "Trading Cushion" shall mean the mandatory twenty (20) Trading Days between Put Dates, unless waived by the Investor.

         Section 1.34 "Trading Day" shall mean any day during which the Principal Market shall be open for business.



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         Section 1.35 "Valuation Event" shall mean an event in which the Company at any time prior to the end of the Commitment Period takes any of the following actions:

                  (a) subdivides or combines its Common Stock;

                  (b) pays a dividend on its Capital Shares or makes any other distribution of its Capital Shares;

                  (c) issues any additional Capital Shares ("Additional Capital Shares"), otherwise than as provided in the foregoing Subsections (a) and (b) above or (d) and (e) below, at a price per share less, or for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration (other than pursuant to this Agreement, any other agreement disclosed in the SEC Documents prior to the date hereof, and that certain Common Stock and Warrants Purchase Agreement dated as of February 23, 2000, by and between the Company and AMRO International, S.A. and Markham Holdings Limited (the "Common Stock and Warrants Purchase Agreement"));

                  (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect immediately prior to such issuance (other than pursuant to any qualified stock incentive plan maintained by the Company);

                  (e) issues any securities convertible into or exchangeable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;

                  (f) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e); or

                  (g) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Subsections (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a Material Adverse Effect upon the rights of the Investor at the time of a Put; provided, however, that none of the following actions shall constitute a Valuation Event:
(i) the private placement of up to $10,000,000 of convertible preferred stock and warrants through Ladenburg Thalmann & Co., Inc. as placement agent (ii) the borrowing of up to $1,000,000 from the Investor and (iii) the Company's current obligation to sell 1,023,810 shares of Common Stock to AMRO International, S.A. and Markham Holdings Limited (238,095 shares upon the Effective Date and a possible 785,715 in the event of a repricing under the Common Stock and Warrants Purchase Agreement).



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         Section 1.36 "Valuation Period" shall mean the period of eleven (11)
Trading Days beginning seven (7) Trading Days before the Trading Day on which a Put Notice is deemed to be delivered and ending three (3) Trading Days after such date; provided, however, that if a Valuation Event occurs during a Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the eleventh
(11th) Trading Day thereafter.

         Section 1.37 "Warrants" shall mean the Common Stock Purchase Warrants in the form of Exhibit D hereto to be delivered to the Investor at the initial Closing, and if the Commitment Amount is in excess of $10,000,000, upon fixing of the Commitment Amount in excess of such amount. "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrants. The Company shall issue Investor Warrants to purchase 400,000 Warrant Shares at the initial Closing and additional Warrants equal to twenty percent (20%) * [the Commitment Amount minus $10,000,000]; divided by five (5) as a condition precedent to the Investor's obligation to increase the Commitment Amount above $10,000,000.

                                   ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK

         Section 2.1 Puts.

                  (a) Company's Right to Put. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII hereof), on any Put Date the Company may make a Put by the delivery of a Put Notice. The number of Put Shares that the Investor shall receive pursuant to such Put shall be determined by dividing the Investment Amount specified in the Put Notice by the Purchase Price for such Valuation Period. The Investment Amount shall not exceed the Maximum Put Amount on the date of the Put Notice.

                  (b) Limitation of Commitment Amount. On or before April 15, 2000, the Company shall deliver to the Investor a written notice specifying the exact Commitment Amount, which shall be not less than $10,000,000 nor more than $25,000,000. In the absence of such notice, the Commitment Amount shall be $10,000,000.

         Section 2.2 Mechanics.

                  (a) Put Notice. At any time during the Commitment Period, the Company may deliver a Put Notice to the Investor, subject to the conditions set forth in Section 7.2; provided, however, that the Investment Amount for each Put as designated by the Company in the applicable Put Notice shall be neither less than $ 100,000 nor more than the Maximum Put Amount.

                  (b) Date of Delivery of Put Notice. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is



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received prior to 12:00 noon Eastern Time, or (ii) the immediately succeeding
Trading Day if it is received by facsimile or otherwise after 12:00 noon Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Put Notice may be deemed delivered on a day that is not a Trading Day.

         Section 2.3 Closings. On or before each Closing Date for a Put the Investor shall deliver the Investment Amount specified in the Put Notice by wire transfer of immediately available funds to the Escrow Agent. In addition, on or prior to the Closing Date, each of the Company and the Investor shall deliver to the Escrow Agent all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Upon receipt of notice from the Escrow Agent that the Escrow Agent has possession of the Investment Amount, the Company shall, if possible, deliver the Put Shares to the Investor's account through the Depository Trust Company DWAC system, per written account instructions delivered by the Investor to the Company, and if the Company is not eligible to participate in the DWAC system, to deliver to the Escrow Agent one or more certificates, as requested by the Investor, representing the Put Shares to be purchased by the Investor pursuant to Section
2.1 herein, registered in the name of the Investor or, at the Investor's option, registered in the name of such account or accounts as may be designated by the Investor. Payment of funds to the Company and delivery of the certificates to the Investor (unless delivered by DWAC) shall occur out of escrow in accordance with the Escrow Agreement, provided, however, that to the extent the Company has not paid the fees, expenses, and disbursements of the Investor's counsel in accordance with Section 13.7, the amount of such fees, expenses, and disbursements shall be paid in immediately available funds, at the direction of the Investor, to Investor's counsel with no reduction in the number of Put Shares issuable to the Investor on such Closing Date.

         Section 2.4 Failure of Investor to Honor Puts. The obligation of the Company to sell Put Shares to the Investor shall terminate if the Investor fails to honor any Put Notice within two (2) Trading Days of the Closing Date scheduled for such Put, and the Company notifies Investor of such termination. Upon such termination, the Company shall maintain the Registration Statement in effect for such reasonable period, not to exceed forty-five (45) days, as the Investor may request in order to dispose of any remaining Put Shares. Upon such termination, any unexercised Warrants shall immediately terminate and become void. Such termination shall be the Company's sole remedy for the Investor's failure to honor a Put.

         Section 2.5 Additional Shares. In the event that (a) within five Trading Days of any Closing Date, the Company gives notice to the Investor of an impending "blackout period" in accordance with Section 3(f) of the Registration Rights Agreement and (b) the Bid Price on the Trading Day immediately preceding such "blackout period" (the "Old Bid Price") is greater than the Bid Price on the first Trading Day following such "blackout period" (the "New Bid Price") the Company shall issue to the Investor a number of additional shares (the "Blackout Shares") equal to the difference between (y) the product of the number of Registrable Securities purchased by the Investor on such most recent Closing Date and still held by the Investor during such "blackout period" that are not otherwise freely tradable during such "blackout period" and the Old Bid Price, divided by the New Bid Price and (z) the number of Registrable Securities



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purchased by the Investor on such most recent Closing Date and still held by the
Investor during such "blackout period" that are not otherwise freely tradable during such "blackout period".

         Section 2.6 Liquidated Damages. The parties hereto acknowledge and agree that the obligation to issue Registrable Securities under Section 2.5 above shall constitute liquidated damages and not penalties. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such Sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor in connection with the failure by the Company to timely cause the registration of the Registrable Securities or in connection with a "blackout period" under the Registration Rights Agreement, and (c) the parties are sophisticated business parties and have been represented by legal and financial counsel and negotiated this Agreement at arm's length.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor represents and warrants to the Company that:

         Section 3.1 Intent. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

         Section 3.2 Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

         Section 3.3 Authority. (i) the Investor has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and any accompanying documents or agreements referred to herein in accordance with their terms, (ii) the execution and delivery of this Agreement and any accompanying documents or agreements referred to herein and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Investor or its Board of Directors or stockholders is required, (iii) this Agreement and any accompanying documents or agreements referred to herein to be signed by the Investor have been duly and validly executed and delivered by the Investor and (iv) this Agreement and the accompanying documents or agreements referred to herein are valid and binding agreements of the Investor enforceable against it in accordance with their terms, subject to applicable bankruptcy,



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insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         Section 3.4 Not an Affiliate. Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

         Section 3.5 Organization and Standing. Investor is a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands.

         Section 3.6 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or, to the Investor's knowledge, (a) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

         Section 3.7 Disclosure, Access to Information. Investor has received and reviewed all documents, records, books and other publicly available information pertaining to Investor's investment in the Company that have been requested by Investor. The Company is subject to the periodic reporting requirements of the Exchange Act, and Investor has reviewed copies of any such reports that have been requested by it.

         Section 3.8 Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

         Section 3.9 Financial Capacity. Investor currently has the financial capacity to meet its obligations to the Company hereunder, and the Investor has no present knowledge of any circumstances which could cause it to become unable to meet such obligations in the future.

         Section 3.10 Underwriter Liability. Investor understands that it is the position of the SEC that the Investor is an underwriter within the meaning of
Section 2(11) of the Securities Act and that the Investor will be identified as an underwriter of the Put Shares and the Warrant Shares in the Registration Statement.



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                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that, except as set forth on the Disclosure Schedule prepared by the Company and attached hereto:

         Section 4.1 Organization of the Company. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Arkansas and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more that fifty percent (50%) of or control any other business entity except as set forth in the SEC Documents. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

         Section 4.2 Authority. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, and the Warrants and to issue the Put Shares, the Warrants and the Warrant Shares pursuant to their respective terms, (ii) the execution, issuance and delivery of this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Warrants have been duly executed and delivered by the Company and at the initial Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the issuance of the Put Shares and for the exercise of the Warrants.

         Section 4.3 Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $0.001 par value per share, of which 11,242,000 shares are issued and outstanding as of December 31, 1999 and 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares are issued and outstanding at December 31, 1999. Except for (i) outstanding options and warrants as set forth in the SEC Documents and (ii) as set forth in the Disclosure Schedule, there are no outstanding Capital Share Equivalents nor any agreements or understandings pursuant to which any Capital Shares Equivalents may become outstanding. The Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.



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         Section 4.4 Common Stock. The Company has registered its Common Stock pursuant to Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on, the Principal Market. As of the date hereof, the Principal Market is the OTC Bulletin Board and the Company has not received any notice regarding, and to its knowledge there is no threat, of the termination or discontinuance of the eligibility of the Common Stock for such listing.

         Section 4.5 SEC Documents. The Company has made available to the Investor true and complete copies of the SEC Documents. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements.

         Section 4.6 Valid Issuances. When issued and paid for in accordance with the terms hereof or of the Warrants, the Put Shares and the Warrant Shares will be duly and validly issued, fully paid, and non-assessable. Neither the sales of the Put Shares, the Warrants or the Warrant Shares pursuant to, nor the Company's performance of its obligations under, this Agreement, the Registration Rights Agreement, the Escrow Agreement or the Warrants will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Put Shares, the Warrants or the Warrant Shares or, except as contemplated herein, any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe for or acquire the Capital Shares or other securities of the Company. The Put Shares, the Warrants and the Warrant Shares shall not subject the Investor to personal liability to the Company or its creditors by reason of the possession thereof.

         Section 4.7 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares, the Warrants and the Warrant Shares, do not and will not (i) result in a violation of the Company's Articles of Incorporation or By-Laws or
(ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not have a Material Adverse Effect. The Company is not required under any Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Put Shares or the Warrants in accordance with the terms hereof (other than any SEC, Principal Market or state securities filings that may be required to be made by the Company subsequent to the initial Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Principal Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

         Section 4.8 No Material Adverse Change. Since December 31, 1999, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents.

         Section 4.9 No Undisclosed Events or Circumstances. Since December 31, 1999, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

         Section 4.10 Litigation and Other Proceedings. Except as disclosed in the SEC Documents, there are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any subsidiary, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could result in a Material Adverse Effect.

         Section 4.11 No Misleading or Untrue Communication. The Company and, to the knowledge of the Company, any person representing the Company, or any other person selling or offering to sell the Put Shares or the Warrants in connection with the transaction contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

         Section 4.12 Material Non-Public Information. The Company has not disclosed to the Investor any material non-public information that (i) if disclosed publicly, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

         Section 4.13 Insurance. The Company and each subsidiary maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

         Section 4.14 Tax Matters.

                  The Company and each subsidiary has filed all Tax Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate and has been prepared in compliance with all applicable laws; the Company has paid all Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1998, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

                  No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (B) has not agreed to or is required to make any adjustments pursuant to Section 481(a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code.

                  The Company has not made an election under Section 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under
Section 280G of the Internal Revenue Code.

                  For purposes of this Section 4.14:

                  "IRS" means the United States Internal Revenue Service.

                  "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

                  "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

         Section 1.15 Property. Neither the Company nor any of its subsidiaries owns any real property. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and to the Company's knowledge any real property and buildings held under lease by the Company as tenant are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and intended to be made of such property and buildings by the Company.

         Section 4.16 Intellectual Property. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. To the Company's knowledge, except as disclosed in the SEC Documents neither the Company nor any of its subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intangibles. Except as disclosed in the SEC Documents, no adverse claims have been asserted by any person to the ownership or use of any Intangibles and the Company has no knowledge of any basis for such claim.

         Section 4.17 Internal Controls and Procedures. The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

         Section 4.18 Payments and Contributions. Neither the Company, any subsidiary, nor any of its directors, officers or, to its knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

         Section 4.19 No Misrepresentation. The representations and warranties of the Company contained in this Agreement, any schedule, annex or exhibit hereto and any agreement, instrument or certificate furnished by the Company to the Investor pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                            COVENANTS OF THE INVESTOR

Investor covenants with the Company that:

         Section 5.1 Compliance with Law. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed. Without limiting the generality of the foregoing, the Investor agrees that it will, whenever required by federal securities laws, deliver the prospectus included in the Registration Statement to any purchaser of the Warrants, the Warrant Shares or the Put Shares from the Investor, and the Investor will not make any statements, representations or comments concerning the Company to any such purchaser except as expressly permitted by all applicable state and federal securities laws, rules and regulations and not in contradiction to any statements or representations contained in the SEC Documents.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

         Section 6.1 Registration Rights. Except as permitted herein, specifically in case of an event contemplated by Section 2.4 hereof, the Company shall cause the Registration Right Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

         Section 6.2 Listing of Common Stock. The Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as practicable (but in any event prior to the commencement of the Commitment Period) to list the Put Shares and the Warrant Shares. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Put Shares and the Warrant Shares and will take such other action as is necessary or desirable in the opinion of the investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company will take all action to continue the listing and trading of its Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide, to the extent permitted by and in accordance with Section 8.2 hereof, Investor with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within one Trading Day of the Company's receipt thereof.

         Section 6.3 Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

         Section 6.4 Legends. The certificates evidencing the Common Stock to be sold to the Investor shall be free of restrictive legends.

         Section 6.5 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

         Section 6.6 Additional SEC Documents. During the Commitment Period, the Company will deliver, to the extent permitted by and in accordance with Section
8.2 hereof, to the Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC, or else notify the Investor that such documents are available on the EDGAR system.

         Section 6.7 Notice of Certain Events Affecting Registration, Suspension of Right to Make a Put. To the extent permitted by and in accordance with
Section 8.2 hereof, the Company will immediately notify the Investor upon the occurrence of, but not the facts or details pertaining to, any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities; (i) receipt of any request for additional information from the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Put Notice during the continuation of any of the foregoing events.

         Section 6.8 Expectations Regarding Put Notices. Within ten (10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company must notify the Investor, in writing, as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Put Notices. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor, in writing, at any time as to its reasonable expectations with respect to the current calendar quarter.

         Section 6.9 Consolidation, Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

                                   ARTICLE VII

                         CONDITIONS TO DELIVERY OF PUTS
                            AND CONDITIONS TO CLOSING

         Section 7.1 Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock. The obligation hereunder of the Company to issue and sell the Put Shares to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

                  (a) Accuracy of the Investor's Representation and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

                  (b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing, and Investor shall provide a certificate to the Company, substantially in the form of that delivered by the Investor at the Closing of the sale of the Initial Shares, to such effect.

         Section 7.2 Conditions Precedent to the Right of the Company to Deliver a Put Notice and the Obligation of the Investor to Purchase Put Shares. The right of the Company to deliver a Put Notice and the obligation of Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on both (i) the date of delivery of such Put Notice and
(ii) the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions:

                  (a) Closing Certificate. All representations and warranties of the Company contained herein shall remain true and correct as of the Closing Date as though made as of such date and the Company shall have delivered into escrow an Officer's Certificate signed by its Chief Executive Officer or President certifying that all of the Company's representations and warranties herein remain true and correct as of the Closing Date and that the Company has performed all covenants and satisfied all conditions to be performed or satisfied by the Company prior to such Closing;

                  (b) Blue Sky. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Common Stock to the Investor and by the Investor as set forth in the Registration Rights Agreement or shall have the availability of exemptions therefrom;

                  (c) Delivery of Put Shares. Delivery into escrow or to DTC of the Put Shares;

                  (d) Opinion of Counsel. Receipt by the Investor of an opinion of counsel to the Company, in the form of Exhibit D hereto; and

                  (e) Transfer Agent. Delivery to the Company's transfer agent of instructions to such transfer agent in form and substance reasonably satisfactory to the Investor.

                  (f) Registration of the Common Stock with the SEC. The Registration Statement shall have previously become effective and shall remain effective and available for making resales of the Put Shares and Warrant Shares by the Investor on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist.

                  (g) Authority. The Company will satisfy all laws and regulations pertaining to the sale and issuance of the Put Shares.

                  (h) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement and the Escrow Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

                  (i) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

                  (j) Adverse Changes. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

                  (k) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock (including, without limitation, the Put Shares) is not suspended by the SEC or the Principal Market, and the Common Stock (including, without limitation, the Put Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market. The Company shall not have received any notice threatening to delist the Common Stock from the Principal Market.

                  (l) No Knowledge. The Company has no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is reasonably likely to occur within the thirty (30) Trading Days following the Trading Day on which such Notice is deemed delivered).

                  (m) Trading Cushion. The Trading Cushion shall have elapsed since the next preceding Put Date.

                  (n) Other. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents customary at closings of financing transactions, as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2.

                                  ARTICLE VIII

         DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

         Section 8.1 Due Diligence Review. Pursuant to and in accordance with
Section 8.2 hereof, the Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all SEC Documents and other filings with the SEC, and all other publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such publicly available information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

         Section 8.2 Non-Disclosure of Non-Public Information.

                  (a) The Company shall not disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

                  (b) The Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                  (c) The Investor shall not disseminate non-public information to any person or entity, regardless of whether such person or entity may purchase stock in the Company pursuant to a public or private offering.

                                   ARTICLE IX

                           TRANSFER AGENT INSTRUCTIONS

         Section 9.1 Transfer Agent Instructions. Upon each Closing, the Company will issue to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions to deliver the Put Shares without restrictive legends to the Escrow Agent.

         Section 9.2 No Legend or Stock Transfer Restrictions. No legend shall be placed on the share certificates representing the Put Shares and no instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto.

         Section 9.3 Investor's Compliance. Nothing in this Article shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Put Shares.

                                    ARTICLE X

                                  CHOICE OF LAW

         Section 10.1 Governing Law/Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York City and without regard to its principles of conflicts of laws. Any dispute under this Agreement or any Exhibit attached hereto shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. The Board of Arbitration shall be authorized and is directed to enter a default judgment against any party refusing to participate in the arbitration proceeding within thirty days of any deadline for such participation. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The prevailing party shall be awarded its costs, including attorneys' fees, from the non-prevailing party as part of the arbitration award. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. The prevailing party in such injunctive action shall be awarded its costs, including attorney's fees, from the non-prevailing party.

                                   ARTICLE XI

                                   ASSIGNMENT

         Section 11.1 Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person except by operation of law. Notwithstanding the foregoing, upon the prior written consent of the Company, which consent shall not unreasonably be withheld or delayed in the case of an assignment to an affiliate of the Investor, the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) who agrees to make the representations and warranties contained in Article III and who agrees to be bound hereby.

                                   ARTICLE XII

                                     NOTICES

         Section 12.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to Pet Quarters, Inc.:     720 East Front Street
                                       Lonoke, Arkansas 72086
                                       Attention:
                                       Telephone: (501) 676-9222
                                       Facsimile: (501) 676-9245

         with a copy to:               C. Tad Bohannon
         (shall not constitute notice) Wright, Lindsey & Jennings, LLP
                                       200 West Capitol Avenue, Suite 2200
                                       Little Rock, Arkansas 72201
                                       Telephone: (501) 371-0808
                                       Facsimile: (501) 376-9442
         if to the Investor:           c/o Hans Gassner
                                       Dr. Batliner & Partner
                                       Aeulestrasse 74/Postfach 86
                                       FL-9490 Vaduz
                                       Furstenturn Liechtenstein
                                       Telephone: 011-075-236-0404
                                       Facsimile: 011-075-236-0405

         with a copy to:               Joseph A. Smith, Esq.
         (shall not constitute notice) Epstein Becker & Green, P.C.
                                       250 Park Avenue
                                       New York, New York
                                       Telephone: (212) 351-4500
                                       Facsimile: (212) 661-0989

Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         Section 13.1 Counterparts/Facsimile/Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

         Section 13.2 Entire Agreement. This Agreement, the Exhibits hereto, which include, but are not limited to the Escrow Agreement, the Registration Rights Agreement and the Warrants, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

         Section 13.3 Survival; Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

         Section 13.4 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         Section 13.5 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

         Section 13.6 Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Put Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company (which shall not exceed that required by the Company's transfer agent in the ordinary course) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

         Section 13.7 Fees and Expenses. Each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay the fees, expenses and disbursements of Investor's counsel the sum of $10,000 at the initial Closing contemplated hereby, and the sum of $1,500 at each subsequent Closing of a Put.

         Section 13.8 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party except for Ladenburg Thalmann & Co., Inc., whose fee shall be paid by the Company. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

         Section 13.9 Publicity. The Company agrees that it will not issue any press release or other public announcement of the transactions contemplated by this Agreement without the prior consent of the Investor, which shall not be unreasonably withheld nor delayed by more than two (2) Trading Days from its receipt of such proposed release; provided, however, that if the Company is advised by its outside counsel that it is required by law or the applicable rules of any Principal Market to issue any such press release or public announcement, then, it may do so without the prior consent of the Investor, although it shall be required to provide prior notice (which may be by telephone) to the Investor that it intends to issue such press release or public announcement. No release shall name the Investor without its express consent.

         Section 13.10 Effectiveness of Agreement. This Agreement shall become effective only upon satisfaction of the conditions precedent to the Initial Closing set forth in Article I of the Escrow Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Line of Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                       PET QUARTERS, INC.


                                       By:
                                          --------------------------------------
                                          Name: Steven Dempsey
                                          Title: President


                                       SPLENDID ROCK HOLDINGS, LTD.


                                       By:
                                          --------------------------------------
                                          Name: Hans Gassner
                                          Title: Authorized Signatory

                    DISCLOSURE SCHEDULE OF PET QUARTERS, INC.


1. Michael Kelly-has options to purchase 200,000 shares at $2.96875 per share.

2. Bob Brown has warrants to purchase 573,350 shares at $1.00 per share and the warrants are not subject to dilution as a result of a stock split or similar event. Bob Brown does not have antidilution rights for the Company's issuance of additional shares to raise capital.

3. Greg Rollins has options to purchase 225,000 shares at $1.125 per share.

4.       The following persons have piggyback registration rights:

         -----------------------------------------------------------------------------------------------------------
         Greg Rollins                                                  225,000 shares
         -----------------------------------------------------------------------------------------------------------
         Michael Kelly                                                 200,000 shares
         -----------------------------------------------------------------------------------------------------------
         Bob Brown                                                     573,350 shares
         -----------------------------------------------------------------------------------------------------------
         Mike Parnel                                                   204,723 shares
         -----------------------------------------------------------------------------------------------------------
         Matt Hoff Trust                                               204,723 shares
         -----------------------------------------------------------------------------------------------------------
         Jack and Helen Rosenzweig and Judy Patterson                  1,416,417 shares
         -----------------------------------------------------------------------------------------------------------
         Bridge Loan Participants                                      428,334 shares
         -----------------------------------------------------------------------------------------------------------
         Holders of interest in $2.5M subscription                     1,190,476 shares
         -----------------------------------------------------------------------------------------------------------
                                                                       (700,525 shares currently outstanding)
         -----------------------------------------------------------------------------------------------------------

5. AMRO International, S.A. ("AMRO") has warrants to purchase 130,000 shares at $4.6575 per share and the warrants are not subject to dilution as a result of a stock split or similar event. AMRO does not have antidilution rights for the Company's issuance of additional shares to raise capital.

6. Markham Holdings Limited ("Markham") has warrants to purchase 20,000 shares at $4.6575 per share and the warrants are not subject to dilution as a result of a stock split or similar event. Markham does not have antidilution rights for the Company's issuance of additional shares to raise capital.

7. Upon the effectiveness of a Registration Statement, AMRO is obligated to purchase an additional 238,095 shares of the Company for a total purchase price of $500,000.

                               PET QUARTERS, INC.
                              720 East Front Street
                             Lonoke, Arkansas 72086
                                 (501) 676-9222

                                  May 31, 2000


Splendid Rock Holdings, Ltd.
C/o Dr. Dr. Batliner & Partner
Aeulestrasse 74
FL-9490 Vaduz, Liechtenstein
Attn.:  Mr. Hans Gassner

Re:      Amendment to Private Equity Line of Credit Agreement


Gentlemen:

         Reference is made to that certain Private Equity Line of Credit Agreement (the "Purchase Agreement"), dated March 15, 2000, between Pet Quarters, Inc. (the "Company") and Splendid Rock Holdings, Ltd. (the "Purchaser") and that certain Registration Rights Agreement (the "Registration Agreement"), dated March 15, 2000, between the Company and the Purchaser.
Section 2.1(a) of the Purchase Agreement, as currently constituted, limits the Company's right to make a Put under the Purchase Agreement to an amount no greater than 4.125% of the value weighted average price of the Common Stock for the three (3) month period prior to the Put Date multiplied by the total trading volume for the three (3) month period prior to the Put Date, each as reported by Bloomberg, LP. Section 3 of the Registration Agreement, as currently constituted, obligated the Company to prepare and file, with the Commission, within sixty(60) of the date thereof, the Registration Statement to permit a public offering and resale of the Securities. During the time period between the execution of the Purchase Agreement and the Registration Agreement by the parties hereto and the date hereof, the Company, with the full knowledge of the Purchaser, has acquired additional companies which has delayed filing of the Registration Statement. The Company also anticipates requiring to make Puts in excess of such limitation and wishes to amend the Purchase Agreement accordingly.

         In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to restate the following sections of the Purchase Agreement as follows:

                  Section 1.22 "Purchase Price" unless adjusted as set forth in
         Section 2.1(a) herein, shall mean with respect to Put Shares, 85% (the "Purchase Price Percentage") of the Market Price during the Valuation Period related to a Put (or such other date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement).

                  Section 2.1(a) Company's Right to Put. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII hereof), on any Put Date the Company may make a Put by the delivery of a Put Notice. The number of Put Shares that the Investor shall receive pursuant to such Put shall be determined by dividing the Investment Amount specified in the Put Notice by the Purchase Price for such Valuation Period. In the event the Investment Amount exceeds the Maximum Put Amount on the date of the Put Notice, the Purchase Price shall be reduced by 3.5% of the Market Price during the Valuation Period related to such a Put for the first dollar by which such Investment Amount exceeds the Maximum Put Amount and a further 3.5% for every $100,000 thereafter

                  Section 2.2(a) Put Notice. At any time during the Commitment Period, the Company may deliver a Put Notice to the Investor, subject to the conditions set forth in Section 7.2; provided, however, that the Investment Amount for each Put as designated by the Company in the applicable Put Notice shall be neither less than $100,000 nor more than the Maximum Put Amount (unless otherwise provided for in Section 2.1(a) herein).

The parties also hereby agree to restate the following section of the Registration Agreement as follows:

                  Section 3(a). The Company agrees that it will prepare and file with the Securities and Exchange Commission ("Commission"), within ninety (90) days after the date hereof, a registration statement (on Form S-1, S-3, or other appropriate form of registration statement) under the Securities Act (the "Registration Statement"), as the sole expense of the Company (except as provided in Section 3(c) hereof), so as to permit a public offering and resale of the Securities under the Act by Holder.

                  The Company will use its best efforts to cause the Registration Statement to become effective within one hundred and twenty (120) days from the date hereof, or, if earlier, within five (5) days of SEC clearance to request acceleration of effectiveness. The Company will notify Holder of the effectiveness of the Registration Statement within one Trading Day of such event.

         All terms used but not defined in this letter shall have the meanings set forth in the Purchase Agreement.

         If the foregoing correctly sets forth our understanding and agreement, please so indicate by signing where indicated below.

                                                     Very truly yours,

                                                     PET QUARTERS, INC.



                                            By:
                                               ---------------------------------
                                               Steven Dempsey, President

ACCEPTED AND AGREED TO:


SPLENDID ROCK HOLDINGS, LTD.


By:
   ----------------------------------
   Hans Gassner, Authorized Signatory